UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 16, 2014

Enerpulse Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54092	27-2969241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 Alamo Ave SE Albuquerque, New Mexico 87106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(505) 842-5201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2014, Enerpulse Technologies, Inc., a Nevada corporation (the “Company”), entered into a Warrant Agency Agreement (the “Warrant Agreement”) with Securities Transfer Corporation.

A copy of the Warrant Agreement is filed herewith as Exhibit 10.1 and incorporated by reference herein.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On May 16, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative (the “Representative”) for the underwriters (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 5,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 warrants to purchase 7,500,000 shares of Common Stock, at an offering price of $0.75 per share and $0.05 per warrant. The warrants have an exercise price of $0.96 per share, or 120% of the combined offering price. Also pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to 750,000 additional shares of Common Stock and/or additional warrants to purchase 1,125,000 shares of Common Stock to cover over-allotments, if any. The sale to the Underwriters is expected to close on May 21, 2014, subject to customary closing conditions.

The shares of Common Stock and warrants will be issued pursuant to a Registration Statement on Form S-1 (Registration No. 333-191471) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 13, 2014.

The net proceeds to the Company from the offering are expected to be approximately $3.4 million, after deducting the estimated underwriting discounts and commissions and assuming no exercise by the Underwriters of their over-allotment option to purchase additional shares of Common Stock and warrants. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated by reference herein.

On May 16, 2014, the Company issued a press release announcing the offering described above. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated May 16, 2014, between Enerpulse Technologies, Inc. and Roth Capital Partners, LLC, as representative of the underwriters
10.1	Warrant Agency Agreement, dated May 16, 2014, between Enerpulse Technologies, Inc. and Securities Transfer Corporation
99.1	Press Release dated May 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERPULSE TECHNOLOGIES, INC.

Date: May 16, 2014	By:	/s/ Joseph E. Gonnella
	Name:	Joseph E. Gonnella
	Title:	Chief Executive Officer